UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2017

VEREIT, INC.

VEREIT OPERATING PARTNERSHIP, L.P.

(Exact name of registrant as specified in its charter)

Maryland Delaware	001-35263 333-197780	45-2482685 45-1255683
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

2325 E. Camelback Road, Suite 1100

Phoenix, AZ 85016

(Address of principal executive offices, including zip code)

(800) 606-3610

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 13, 2017, VEREIT Operating Partnership, L.P. (the “Operating Partnership”), the operating partnership of VEREIT, Inc. (“VEREIT” and together with the Operating Partnership, the “Company”), entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with CCA Acquisition, LLC (the “Purchaser”), an affiliate of CIM Group, LLC. VEREIT may receive up to $200 million under the Purchase and Sale Agreement and the Services Agreement described below.

Under the terms of the Purchase and Sale Agreement, the Company has agreed to sell to the Purchaser all of the issued and outstanding shares of common stock of Cole Capital Advisors, Inc., a subsidiary of the Company that sponsors and manages non-listed real estate investment trusts (“Cole Capital”), and certain of Cole Capital’s subsidiaries, for which VEREIT will receive $120 million paid in cash at closing, subject to customary adjustments to reflect the operation of Cole Capital and such subsidiaries prior to closing.

At the Closing, the Operating Partnership and Cole Capital will enter into a services agreement (the “Services Agreement”), the form of which is attached as an exhibit to the Purchase and Sale Agreement, pursuant to which the Company will continue to provide certain services to Cole Capital and its subsidiaries and to Cole Credit Property Trust IV, Inc. (“CCPT IV”), Cole Real Estate Income Strategy (Daily NAV), Inc. (“INAV”), Cole Office & Industrial REIT (CCIT II), Inc. (“CCIT II”), Cole Office & Industrial REIT (CCIT III), Inc. (“CCIT III”), and Cole Credit Property Trust V, Inc. (“CCPT V” and collectively with CCPT IV, INAV, CCIT II and CCIT III, the “Cole REITs”) including operational real estate support. The Company will continue to provide such services through March 31, 2019 (or, if later, the date of the last government filing other than a tax filing made by any of the Cole REITs with respect to its 2018 fiscal year) and will provide consulting and research services through December 31, 2023 as requested by Cole Capital. Under the terms of the Services Agreement and as set forth in more detail in the Services Agreement, the Operating Partnership will be entitled to receive reimbursement for certain of the services provided and fees based on the future revenues of Cole Capital above a specified dollar threshold (the “Net Revenue Payments”), up to an aggregate of $80 million in Net Revenue Payments.

The closing of the sale and the execution of the Services Agreement (the “Closing”) is expected to occur at the end of the fourth quarter of 2017 or during the first quarter of 2018. Pursuant to the terms of the Purchase and Sale Agreement, the obligation of the parties to complete the Closing remains subject to the satisfaction of regulatory approvals and other customary conditions to closing. The Purchase and Sale Agreement contains customary indemnification provisions and representations and warranties by the Operating Partnership and the Purchaser.

The foregoing summary description of the Purchase and Sale Agreement is not complete and is qualified in its entirety by the actual terms of the Purchase and Sale Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Purchase and Sale Agreement, at the Closing, William C. Miller, VEREIT’s Executive Vice President, Investment Management, will cease to be employed by the Company and will be employed by the Purchaser or one of its affiliates.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated as of November 13, 2017, by and between VEREIT Operating Partnership, L.P. and CCA Acquisition, LLC.

Forward-Looking Statements

Information set forth herein contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s expectations regarding future events. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors which are difficult to predict, may be beyond the Company’s control and that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding the Closing and the Company’s continued provision of certain services to Cole Capital and the Cole REITs and statements regarding potential future earnings of Net Revenue Payments. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the Operating Partnership’s ability to complete the Closing and the other factors contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VEREIT, INC.

By:	/s/ Michael J. Bartolotta
Name:	Michael J. Bartolotta
Title:	Executive Vice President and Chief Financial Officer

VEREIT OPERATING PARTNERSHIP, L.P. By: VEREIT, Inc., its sole general partner

By:	/s/ Michael J. Bartolotta
Name:	Michael J. Bartolotta
Title:	Executive Vice President and Chief Financial Officer

Dated: November 13, 2017